                                                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ON2 TECHNOLOGIES, INC. ANNOUNCES FOURTH QUARTER RESULTS

Company's Net Loss Attributable to Common Shareholders Dropped From $5,969,000 to $2,603,000; Cash Balance at Three Year High

NEW YORK, NY (FEBRUARY, 26, 2004). On2 Technologies, Inc. today announced results for the quarter ended December 31, 2003. The company's net loss was $(1,063,000), $(0.02) per share for the three-months ended December 31, 2003. The company's net loss for the twelve months ending December 31, 2003 was $(2,375,000), a decrease of 55% as compared with the net loss of $(5,301,000) for the twelve months ending December 31, 2002. As previously reported, revenues were $326,000 for the three-months ended December 31, 2003 as compared with $813,000 for the three months ended December 31, 2002. Total revenues were $3,302,000 for the twelve months ending December 31, 2003 as compared with total revenues of $3,353,000 for the twelve months ended December 31, 2002.

The company's cash and cash equivalents and accounts receivable were $2,963,000 and $826,000, respectively, as of December 31, 2003 as compared with cash and cash equivalents and accounts receivable of $553,000 and $601,000, respectively, as of December 31, 2002. The combined balance of cash and cash equivalents and accounts receivable of $3,789,000 is the company's largest year-end position in three years.

The net loss per share attributable to common stockholders was $(0.04) for the twelve months ended December 31, 2003, a decrease of 64% from the $(0.11) per share for the twelve months ended December 31, 2002.

The company attributes the lower than expected fourth quarter and twelve month revenue primarily to later than anticipated unit deployments by Asia-based customers who have agreed to pay On2 a per-unit royalty, and a delay in completion of the VP6 chip port under the license agreements with Beijing E-world.

The company's EBITDA loss was $(1,005,000) for the three months ended December 31, 2003 as compared with $(71,000) for the three months ended December 31, 2002. The company's EBITDA loss dropped 56% to $(1,657,000) for the twelve months ending December 31, 2003 as compared with $(3,768,000) for the twelve months ending December 31, 2002.

Certain financial analysts and investors track On2's performance based on measures other than GAAP, including EBITDA. As a result, On2 provides the following reconciliation of the difference between EBITDA and net loss reported in accordance with generally accepted accounting principles:

                                 Three months ended December 31        Year ended December 31
                                 ------------------------------       -------------------------
                                      2003        2002                  2003          2002

Net loss (GAAP) ..............   (1,063,000)     (349,000)           (2,375,000)   (5,301,000)

Interest expense (income), net       23,000        (9,000)                2,000         5,000
Taxes ........................        1,000         1,000                10,000        28,000
Depreciation and amortization        34,000       286,000               706,000     1,500,000
                                 -----------   ---------------       -----------  -----------
                                     58,000       278,000               718,000     1,533,000

EBITDA (Loss) ................   (1,005,000)      (71,000)           (1,657,000)   (3,768,000)


"We are disappointed that certain customer deployments and the E-world chip port have been pushed out into future quarters and that our lack of control over the process of releasing products caused slower revenue recognition than we anticipated," said Douglas A. McIntyre, Chairman, President and Chief Executive Officer. "However, we are very happy with a number of our accomplishments. Among other things, during 2003, On2 signed licensing agreements with Sony, AOL, Electronic Arts, PerfecTV, Stark, Platypus video conferencing using VP6 and Mobilecast. It also licensed the VP6 codec through Quicklink to ABC, the BBC, and the Press Association."

"The company also launched a personal use only license for VP6, which has now driven over 100,000 downloads. During the last year, On2 has entered into arrangements with several companies that give the VP5 and VP6 encoder a level of distribution that the company has not enjoyed before. On2 is now the premier video codec in the Viewpoint player, which has an estimated distribution of 120 million PCs. The On2 family of codecs (VP3, VP5, and VP6) are the premium codecs in the new Nullsoft Winamp 5 player. This product has been downloaded by tens of millions of people. The new AOL Media Player also contains On2's VP5 codec. At the beginning of 2003, we had none of this distribution," Mr. McIntyre concluded.

As previously announced, the company has retained the Navellier Dynamic Opportunities Fund, L.P. to assist the company with corporate advisory and M&A work. The Navellier Dynamic Opportunities Fund, L.P. is part of the Alternative Investment Group at Navellier & Associates and focuses on both public and private investments in the small to mid-cap area. "We are looking for strategically important, accretive transactions to come from our efforts in this arena," said Timothy Reusing, EVP of Business Affairs for On2.

"With the well received launch of VP6.2 and continued positive adoption by developers, our momentum from last year has continued into 2004," said Eric Ameres, On2's EVP of Software Development and CTO. "In the last week we have licensed our software to SecuryCast Oy of Finland for use in a VOD deployment and a large Chinese developer of video surveillance and consumer electronics products and have entered into a binding letter of intent with a Korean company to use our software in an exciting range of video products," Mr. Ameres added.

The company said that in the coming months it plans to launch a VP6 Java player, a Quicktime implementation and add more advanced features for its new newsgathering software.

"We have made some great progress in the last year and a half and we have had some setbacks as well, but on balance I am highly optimistic about 2004 and the years beyond," concluded Mr. McIntyre.

On2 Technologies, Inc (ONT) will host a conference call and a live webcast regarding its 2003 year-end financial results today (February 26) at 5:00 p.m. EST. To access the live webcast, please use the following:

http://www.vcall.com/CEPage.asp?ID=85987

The dial-in information for the conference call is as follows:

Live Participant Dial In (Toll Free): 877-407-9205


Replay Number (Toll Free): 877-660-6853
Replay Passcodes (both required for playback):
Account #: 1628
Conference ID #: 94307

Teleconference Replay Available Until: 2/27/04 at 11:59PM Eastern

The earnings release and related financial information to be discussed during the conference call will be available on the company's website at: http://www.on2.com/releases.

ABOUT ON2 TECHNOLOGIES, THE DUCK CORPORATION

On2 Technologies (AMEX: ONT) is a leading technology firm at the forefront of video compression. The Company revolutionized video encoding with the creation of its advanced full-motion, full-screen, video compression and streaming technology (TrueMotion(R) VP3/VP4/VP5/VP6). On2 licenses its high quality video codecs for use in set-top boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting services. Located in New York City, the Company has an office in Clifton Park, NY, and operations in Cambridge, UK. On2 may be reached at 21 Corporate Drive, Suite 103, Clifton Park, NY 12065 or info@on2.com.

FOR MORE INFORMATION CONTACT ON2:
---------------------------------
Tim Reusing
646-292-3533

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to future product launches and plans (specifically, future development of advanced features for VP6, a Java Player and a Quicktime implementation) and the potential transactions that might result from On2's association with Navellier. These forward-looking statements are subject to the safe harbor provisions of the aforementioned Sections and the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve potential risks and uncertainties including those described in our filings with the SEC, and that the actual results or developments may differ materially from those in the forward-looking statements as a result of various factors. Potential risks and uncertainties include, but are not limited to, general economic conditions, competition in the compression technology industry, the company's history of operating losses and the ability to obtain additional operating funds. We have based these forward-looking statements on information currently available and disclaim any intention or obligation to update or revise any forward-looking statement.

            ON2 TECHNOLOGIES, INC.
     Consolidated Statements of Operations

                                                  THREE MONTHS ENDED DECEMBER 31,    YEAR ENDED DECEMBER 31,
                                                   ----------------------------    ----------------------------
                                                        2003           2002            2003           2002
                                                   ------------    ------------    ------------    ------------
Revenues .......................................   $    326,000    $    813,000    $  3,302,000    $  3,353,000

Operating expenses
  Cost of revenues .............................        254,000         426,000       1,506,000       2,056,000
  Research and development .....................        259,000         302,000       1,124,000       2,149,000
  Sales and marketing ..........................        177,000          76,000         527,000         924,000
  General and administrative ...................        675,000         366,000       2,508,000       2,911,000(1)
  Cost curtailment and restructuring charges ...           --              --              --           581,000
                                                   ------------    ------------    ------------    ------------

    Total operating expenses ...................      1,365,000       1,170,000       5,665,000       8,621,000
                                                   ------------    ------------    ------------    ------------

    Loss from operations .......................     (1,039,000)       (357,000)     (2,363,000)     (5,268,000)

Interest and other income (expense), net .......        (23,000)          9,000          (2,000)         (5,000)
                                                   ------------    ------------    ------------    ------------

    Loss before provision for income taxes .....     (1,062,000)       (348,000)     (2,365,000)     (5,273,000)

Provision for income taxes .....................          1,000           1,000          10,000          28,000
                                                   ------------    ------------    ------------    ------------

    Net loss ...................................     (1,063,000)       (349,000)     (2,375,000)     (5,301,000)

Non-cash convertible preferred stock dividend ..           --              --           228,000         668,000
                                                   ------------    ------------    ------------    ------------

    Net loss attributable to common stockholders   $ (1,063,000)   $   (349,000)   $ (2,603,000)   $ (5,969,000)
                                                   ============    ============    ============    ============

Basic and diluted net loss per common share ....   $      (0.02)   $      (0.01)   $      (0.04)   $      (0.11)
                                                   ============    ============    ============    ============

Weighted average basic and diluted
common shares outstanding ......................     70,625,000      59,174,000      64,654,000      52,252,000
                                                   ============    ============    ============    ============


(1) General and Administrative expenses for the year ended December 31, 2002 excludes $581,000 of cost curtailment and restructuring charges, which are presented separately.

                ON2 TECHNOLOGIES, INC.
         Condensed Consolidated Balance Sheets

                                                               DECEMBER 31,
                                                         -----------------------
                                                             2003       2002
                                                         ----------   ----------
                             ASSETS
Current assets:
  Cash and cash equivalents ..........................   $2,963,000   $  553,000
  Accounts receivable, net ...........................      826,000      601,000
  Prepaid expenses and other current assets ..........      164,000      101,000
                                                         ----------   ----------

    Total current assets .............................    3,953,000    1,255,000

Property and equipment, net ..........................      149,000      353,000
Intangible assets, net ...............................         --        463,000
Other assets .........................................       26,000        9,000
                                                         ----------   ----------

    Total assets .....................................   $4,128,000   $2,080,000
                                                         ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses ..............   $  340,000   $  520,000
  Deferred revenue ...................................       30,000         --
  Term-loan ..........................................       63,000         --
  Capital lease obligations ..........................         --          4,000
                                                         ----------   ----------

    Total current liabilities ........................      433,000      524,000

Capital lease obligation, excluding current portion ..         --          5,000
Convertible debentures, net ..........................      409,000      569,000
                                                         ----------   ----------

    Total liabilities ................................      842,000    1,098,000

Stockholders' equity .................................    3,286,000      982,000
                                                         ----------   ----------

    Total liabilities and stockholders' equity .......   $4,128,000   $2,080,000
                                                         ==========   ==========